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                                                                     Exhibit 21
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                        CENTOCOR, INC. AND SUBSIDIARIES
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                                                                  Jurisdiction of Incorporation
             Subsidiaries of the Registrant                            or Organization
             ------------------------------                            ---------------
1.           Centocor B.V.                                        The Netherlands

2.           Centocor Development Corporation III                 Delaware

3.           Centocor Property Management Corp.                   Delaware

4.           Centocor Property Management Corp. II                Delaware

5.           Centocor Ventures III                                Delaware

6.           First Valley Insurance Company                       Vermont

7.           Centocor U.K. Limited                                United Kingdom

8.           Centocor U.K. Holdings Limited                       United Kingdom

9.           Nippon Centocor K.K.                                 Japan

10.          Centocor (BVI), Inc.                                 British Virgin Islands

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